Exhibit 99.1

Tianyin Pharmaceutical Management Hosts Annual General Meeting

May 8, 2013 10:00 AM ET

Operator.Good morning, ladies and gentlemen. Now we are starting the Annual Meeting of Tianyin Pharmaceutical Co., Inc. (“TPI”) for the fiscal year ended June 30, 2012. We have Dr. James Tong and the Company’s legal counsel, Mr. Louis Taubman on the floor, as well as some shareholders.

James Jiayuan Tong - CFO and Business Development Officer.  Good morning ladies and gentlemen. Welcome to this annual meeting of shareholders of Tianyin Pharmaceutical Co., Inc. I am James J. Tong, Chief Financial Officer of the Company. At this time, I call the meeting to order. If you have not yet received a copy of the agenda for the meeting, please raise your hand and one will be brought to you. Everyone should also have already signed in on the Sign-In sheet. If you have not signed in, please do so after receiving copies of the agenda. There are two items of business on this morning’s agenda: 1) elect the Company’s Board of Directors, and 2) approve and ratify the re-appointment of Patrizio & Zhao, LLC as the Company’s independent accountants to audit the Company’s financial statements as at June 30, 2013 and for the fiscal year then ending.

As the by-laws provide, I will act as Chairperson of the meeting. Our Corporate Secretary, Mr. Lou Taubman, will act as Secretary of the meeting. I would like to take this opportunity to introduce the directors and officers of the Company who are present.

Mr. Taubman will act as inspector of elections. The holders of any undelivered proxies may present them at this time to Mr. Taubman. All proxies will be voted as you have marked them. If you have voted by proxy and submitted that proxy, you do not need to take any further action. If you wish to vote in person, please obtain a ballot from Mr. Taubman at the time of the vote.

The Board of Directors set March 11, 2013, as the date of record for this shareholders’ meeting. We have a record of shareholders as of that date. A duplicate record has been on file at the office of the Company for the last 10 days available for inspection by any shareholder at any time during usual business hours.

James Jiayuan Tong - CFO and Business Development Officer.  Okay. Well we have a disconnection from some participants. Just hold on for one second.

James Jiayuan Tong - CFO and Business Development Officer.  Well, we have solved the connection problem. So let’s go forward. I have been advised by the inspector of elections that immediately prior to commencement of the meeting, 85% of the Company’s issued and outstanding shares are represented by proxy at today’s meeting. Since a majority of the Company’s shares is represented here today, a quorum is present, the meeting is duly constituted and the business of the meeting may proceed. The Secretary will read the notice of the meeting and the affidavit of mailing of the notice and the proxy material.

Louis Taubman - Corporate Counsel.  Mr. Chairperson, my name is Louis Taubman. I am also a shareholder. I move the waiver of the reading of the notice of the meeting, the affidavit of mailing of the notice and the proxy material.

James Jiayuan Tong - CFO and Business Development Officer.  You have heard the motion to waive reading of the notice of the meeting, the affidavit of mailing of the notice and the proxy material. All those in favor say “Aye.”

Unidentified Participants.  Aye.

James Jiayuan Ton - CFO and Business Development Officer.  All those opposed say “No.”

[No response]

James Jiayuan Tong - CFO and Business Development Officer.  The motion is carried. The secretary will please insert the notice of the meeting and the affidavit of mailing of the notice and the proxy material in the minute book of the Company.

The first item of business today is the election of the members of the Board of Directors who will serve until the next annual meeting of shareholders, and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

The floor will now be open for nominations of candidates for election. All those in favor of electing the director nominees listed on the proxy card, please say “Aye.”

Unidentified Participants.  Aye.

James Jiayuan Tong - CFO and Business Development Officer.  All those opposed say “No.”

[No response]

James Jiayuan Tong - CFO and Business Development Officer.  The motion is carried.

The second item of business today is to approve and ratify the re-appointment of Patrizio & Zhao, LLC as the Company’s independent accountants to audit the Company’s financial statements as at June 30, 2013 and for the fiscal year then ending.

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Patrizio & Zhao is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

All those in favor of the appointment, say “Aye.”

Unidentified Participants.  Aye.

James Jiayuan Tong - CFO and Business Development Officer.  All those opposed say “No.”

[No response]

James Jiayuan Tong - CFO and Business Development Officer.  The motion is carried. Those shareholders who did not turn in their proxies and who wish to vote by ballot, please raise your hands so that a ballot may be brought to you. Shareholders are entitled to one vote for each share registered in their names. If you are voting by ballot, please mark your ballot and hold it up so that our inspector may pick it up.

If there is no further discussion on the proposals and no further business, the polls are closed for each matter voted upon at this meeting as of 10:11a.m. EST today, May 8, 2013.

[Slight pause]

I have been advised by the inspector of elections that each nominee for Director has received a majority of the votes represented at the meeting and entitled to vote for such nominee. Accordingly, the persons listed as nominees in the proxy statement have been elected Directors of the Company to serve for the term, until the next annual meeting of shareholders, and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

The inspector of elections also advised that the re-appointment of Patrizio & Zhao, LLC as the Company’s independent accountants to audit the Company’s financial statements as at June 30, 2013 and for the fiscal year then ending has been approved and ratified.

The inspector of elections will furnish the Secretary with a written report of the final vote count with respect to the matters voted on today which shall be included in the minutes of the meeting.

If there is no further business to come before this meeting, I would entertain a motion for adjournment.

Louis Taubman - Corporate Counsel.  Mr. Chairperson, my name is Louis Taubman and I move that the meeting be adjourned.

James Jiayuan Tong - CFO and Business Development Officer.  You have heard the motion to adjourn the meeting. All those in favor of the appointment, say “Aye.”

Unidentified Participants.  Aye.

James Jiayuan Tong - CFO and Business Development Officer.  All those opposed say “No.”

[No response]

James Jiayuan Tong - CFO and Business Development Officer.  The motion is carried. The meeting is adjourned. Thank you very much ladies and gentlemen.

Question-and-Answer Session

Shareholder.  I’ll have a whole bunch of questions. The Bangladesh progress, can you give an update?

James Jiayuan Tong - CFO and Business Development Officer.  Sure, so we have shipped our samples to our potential customers in Bangladesh and they are examining the samples. However, the recent changes of the export policy by Chinese government have actually made the process more stringent. So there is more testing on the China side we have to go through than by outside of China. At the moment, we can say that it is in development. At the same time we are developing some business with India as well, but these are still in building stage. Therefore, currently there is no sale to Bangladesh or India.

Shareholder.  Is it more stringent when you export than you do it internally?

James Jiayuan Tong - CFO and Business Development Officer.  Yes. It is more stringent.

Shareholder.  Interesting and does that mean it also becomes more expensive when you export?

James Jiayuan Tong - CFO and Business Development Officer.  Well, to a certain extent, yes, but because the conversion rate of RMB and U.S. Dollars has been increasing in the recent years, there is not much difference by selling into the domestic market in China compared with the export. But we will enjoy some tax benefits.

Shareholder.  Will the Company make more sale outside of China to get more tax benefits?

James Jiayuan Tong - CFO and Business Development Officer.  It really depends on the need from the customer end and the pricing. If they have the need of about a few tons a month at a price that is profitable to us, then we’ll be happy to export. For the tax benefit, if the price is low and we will not be able to generate a profit from these distributors, we will probably not going to sell.

Shareholder.  Thank you. We have talked last year about TCM’s potential sales in the United States. You were going to look into it at the time. I don’t know if anything has occurred?

James Jiayuan Tong - CFO and Business Development Officer.  We have looked into that. We have a team in contacts with some of the nutraceutical distributors such as some public companies in the US. It’s a different market. The Chinese or Asian users market in US is actually very small compared with that in China.

Shareholder.  Really?

James Jiayuan Tong  CFO and Business Development Officer.  Yeah. So they do have the big brands, but their sales are minimal. Some small distributors have annual sales around $500,000. It’s a small market for us to have.

Shareholder.  Okay. I am not totally sure about your active ingredient and I forgot– is it API?

James Jiayuan Tong - CFO and Business Development Officer.  API, yes.

Shareholder.  So is that something that has been licensed just for China or for Asia. It was not basically a product directly from TPI, was it?

James Jiayuan Tong - CFO and Business Development Officer.   It is a product from TPI.

Shareholder.  Oh, is it actually an antibiotic?

James Jiayuan Tong - CFO and Business Development Officer.  Yes.

Shareholder.  Oh, but is it a licensed one? It was research and developed by another pharmaceutical company who licensed you this, is that correct?

James Jiayuan Tong - CFO and Business Development Officer.  Yes. We have bought the license when we set up the joint venture of Jiangchuan Pharmaceutical.

Shareholder.  Okay. So then my question is, would that be something you would want to expand outside of China?

James Jiayuan Tong - CFO and Business Development Officer.  At this moment, quick answer is that we do not have a plan to expand the sale of API outside of China. Currently the production of API contributes to a significant part of TPI revenue. We also have some third party sales by JCM too, though not that significant. So, at this moment, we have no plans to export.

Shareholder.Azithromycin, I am not too familiar with its characteristics, its strengths, what it’s being used for exactly and most important was its bacterial resistance to it. Can you explain?

James Jiayuan Tong - CFO and Business Development Officer.  This is a more technical question. I’ll be happy to answer that off this call.

Shareholder.I am sorry.

James Jiayuan Tong - CFO and Business Development Officer.  Any questions from other shareholders?

Shareholder.  I am a little confused with respect to the GMP Certification of QLF in an 8-K published a couple of weeks ago. What is the progress? Do you expect it to be finished very soon?

James Jiayuan Tong - CFO and Business Development Officer.  We expected the initiation of the GMP Certification process in mid-June.

Shareholder.  In mid-June?

James Jiayuan Tong - CFO and Business Development Officer.  Yeah.

Shareholder.  And, in the announcement, it seems to me that that’s more directed towards the pre-extraction plant.

James Jiayuan Tong - CFO and Business Development Officer.  That will be – so it will be the pre-extraction plant first. So the relocation is the first pre-extraction plant and later on the formulated plant. For the formulated plant, we decided to keep it up running in order not to interrupt any production capacity. The GMP license is not going to be issued until the relocation of both plants has been completed. The whole process will take a couple of years.

Shareholder.  Okay, that has anything done to the construction of the plants?

James Jiayuan Tong - CFO and Business Development Officer. Yes, so all the buildings have been built.

Shareholder.  For both pre- extraction plant and production plant?

James Jiayuan Tong - CFO and Business Development Officer. Exactly. Yes.

Shareholder.  And, so when does the production facility relocation happen?

James Jiayuan Tong - CFO and Business Development Officer.  We expect that within a year. As you know, every relocation will likely interrupt the manufacturing capacity. There is so much involved during the relocation. So we actually prefer to slow down the whole relocation process in order not to interrupt with our manufacturing. So I think that the relocation will be completed within a year for the whole plant.

Shareholder.  So in the same time we are going to have a pre-extraction plant, here working, a pre- extraction plant that is working?

James Jiayuan Tong - CFO and Business Development Officer.  So as soon as pre-extraction plant is certified, we are going to close down the old one which was surrounded by residential development.

Shareholder.  And do you anticipate that production facility to be done with GMP certification in the middle of 2014?

James Jiayuan Tong - CFO and Business Development Officer.  Yes that’s our plan.

Shareholder.  That new production facility is supposed to have 30% more capacity than the current one, is that correct or is there more?

James Jiayuan Tong - CFO and Business Development Officer.  That was the impression about a year ago when we issued the press release, based on the assumption that we do not further expand more production lines.

Shareholder.  And will the pre-extraction plant’s capacity be increase by 30% as well, so your total ability to produce that should be 30% higher?

James Jiayuan Tong - CFO and Business Development Officer.  The new Pre-extraction plant’s capacity will be significantly higher than the old one. So, I think, it’s actually more than 30%.

Shareholder.  But given the efficiency with the extracts from the new one, do you expect it should produce 30% more products?

James Jiayuan Tong - CFO and Business Development Officer.  Yes.

Shareholder.  Thank you.

James Jiayuan Tong - CFO and Business Development Officer.  Okay. You are welcome.

Shareholder.  And I probably could ask a few. What is the Company’s plan with PR?

James Jiayuan Tong - CFO and Business Development Officer.  Well, at the time I started working with the Company as CFO in 2010, there were about three to four conferences a year. But for the past years those meetings are not as frequently being held due to the economy and various sentiments at the market. But we still have calls from shareholders, investors, funds in Hong Kong, US or China based. So we have communications with institutional investors. They express interests in the Company, give various ideas of business development, what’s going to happen, what they think what the Company should do, etc. We certainly are not experiencing so many meetings and presentations as before, but we do see that there are interests in the Company in the market.

But for the stocks I agree with you that I think we will try to do more. But usually from the company you can only do as much, because in the end that it is up to the market and shareholders to decide the company is worth more or less.

Shareholder.  And how much of API that TPI is looking through third-party sales?

James Jiayuan Tong - CFO and Business Development Officer.  The majority of the Azithromycin is used by TPI to make our Azithromycin tablets. Third-party sales have been generated for the last quarter ended March 31, 2012. But, it’s minimum.

Shareholder.  What does minimum means?

James Jiayuan Tong - CFO and Business Development Officer.  It’s under RMB500, 000.

Shareholder.  What’s the reason for that? How come there are not any more third-party sales there? Is it because you decide not to do it or is there not a market out there for your products?

James Jiayuan Tong - CFO and Business Development Officer.  Our formulated drug, Azithromycin tablets is one of our five top selling drugs for us and that’s actually the original plan for us in constructing the JCM, to support our own product with favorable margin and high quality products.

Very clearly we have succeeded in this strategy. Our Azithromycin is one of our top selling drugs with considerable gross margin. If we go out there to buy raw materials long-term from the market, our margins will be compressed.

Second, one of the purposes of JCM is to develop the sales with the third-party, but not the major one until the market really grows. With the healthcare reform, the price is being limited. So if we do a lot of third-party sales, we are not going to make profits. So, at the moment, in order to generate small profit margin, we still have some third-party sales and that’s what we have achieved so far.

Once raw material price goes up, you will see favorable profit earnings from third party sales.

Shareholder.  So how the prices of API are being determined? Does the market determine that or is it Chinese Government decides on what that can be. So for when you first started to building that facility, I think price was $200,000 a metric ton and a year or so ago $140,000 a metric ton, is that market based? Or is that price controlled by the Chinese Government?

James Jiayuan Tong - CFO and Business Development Officer.  Generally speaking, it is market controlled yet monitored and regulated by the government. The Chinese government is setting a price control on the formulated drugs. They limit the sale of the antibiotics overall. And down to the individual hospitals which are government healthcare branches, which are strictly controlled by the government. So it should be summarized as a market controlled but heavily regulated environment.

Shareholder.  So, as far as third-party sales outside the United States like Bangladesh, there has been talks about doing that a couple of years ago, is that there you do not have a market out there for your products outside of China?

James Jiayuan Tong - CFO and Business Development Officer.  We have talked about it little bit just now. So the Bangladesh sale has been progressing but slowly because there is increased stringency on exporting from the China side. If we want to export some sample, we need to go through various certifications on the China side in order to do that. That has not been the case two years ago. There is still development on the Bangladesh side. Because of the increases of conversion rate for Chinese RMB, if we just sell to the Bangladesh market, what we see is the same as selling to the domestic market. But with the rebate on the taxes from the export, we can actually have some profit margin of a few percentages.

So it’s still developing but at the moment we have not made any sales. I also have mentioned was that in India that we have signed a potential agreement to collaborate if we decided to expand sales in India.

Shareholder.  On GMOL you are going to capsulate from liquid form, so where do you stand with that process?

James Jiayuan Tong - CFO and Business Development Officer.  For capsulation process, you literally extract from the liquid and then make it into little nodules and then put it in capsules which you can buy from the market. But the difficulty is that the Chinese Healthcare has been changing almost every year, and the capsulation will be approved as a new drug instead of an extension of the existing license. Previously, our GMOL product is proved as the chemical drug. If you want to prove a patent new medicine in chemical formulation, it will be extremely difficult and very costly. But our GMOL is herbal based with main ingredients as Gingko and Gastrodin. So our idea is to change the certification from the chemical drug into TCM drug, which will make the process a lot easier. We are in that process.

Shareholder.  So what’s the stage are you in that process?

James Jiayuan Tong - CFO and Business Development Officer.  Well, Mr. Xintao You who is our CTO - Technology Officer, has been working on the provincial level and the central government level – this is so far the most updated information we have. There is not a very well defined date on when it’s going to finish.

Shareholder.  That could be six months or longer?

James Jiayuan Tong - CFO and Business Development Officer.  We don’t see why we couldn’t get it. So I doubt that will come back to us and say, no, you cannot change. But currently I do not have further information as to the time to go through this whole process.

Shareholder.  Are you looking to sell GMOL possibly in the United States?

James Jiayuan Tong - CFO and Business Development Officer.  In the past, we have thought about it. But usually the preservation and the whole of lifespan on bottles is like a year. So, if it’s in the capsulation form, it will be lot easier. And also, I think the US market seems to favor the capsule form.

Shareholder.  So where do you stand with being able to – where do you stand with selling any product in the United States? Is that something that you can expect in six months, a year, year-and-a-half, two years or is that just in the week as well?

James Jiayuan Tong - CFO and Business Development Officer.  The short answer is, wait and see. A more extended answer will be that hopefully we could achieve something in two years. There is potential. But we will also have to see the market here for our products. There are currently Gingko products in the U.S. market, but they are not the formulated version of Gingko and Gastrodin.

Shareholder.  Going forward, will the QLF sales be like for JCM? Is it safe to say that, the doubling capacity is on the shelf for – do we see a recovery in that market and for phase II which is a lagging to double the capacity? Is that also on a – you guys are done with phase I and or do you sell 130% of what you are able to produce from here?

James Jiayuan Tong - CFO and Business Development Officer.  That is actually a good summary. It really depends on the market feedback. So for the JCM, right at the time we were very optimistic about the future of the JCM. Since then, the market has really changed. Therefore for phase II, we are going to wait till the market recovery. QLF is different from JCM - if we want the double expansion, we need to add in more production lines. And the construction QLF is for the relocation of the current capacity.

Shareholder.  Any new products on the horizon?

James Jiayuan Tong - CFO and Business Development Officer.  We have one of the products which recently gone into this top five products: Mycophenolate mofetil capsules At first its sale was not significant after its approval until we managed to have our drug distributed in major hospitals in replacement of one of the foreign drugs.

Shareholder.  Why will TPI be a good investment? What is the appeal about your company and why this is a company worth buying and holding on?

James Jiayuan Tong - CFO and Business Development Officer.  I think that we should look at investment instead of looking at price. A cheap investment could be cheaper to the level of zero. But an expensive investment, $100, $120 per share could rise to be a $1000, $80,000, $160,000. So, when you look at the company’s value, in a very short period of time, they were influenced heavily by the market perception. For TPI, it’s a foreign company. Even though it’s incorporated in Delaware, but the subsidiary that has the main operation is in China. It will be viewed differently by the market and the value of the Company will be discounted because of that.

Second, I think that the Company has a very solid business in China and was established in 1994, and it has a portfolio of products that sustained the profit margins throughout for the past twenty years of healthcare reform in China.

Third, you have a group of honest professionals who are operating this company which is not a family business. And these founders invested heavily invested in the Company. The majority of them are still in the company, working at different levels of the management.

Fourth, I think that with the new administration in China it really encourages small business and all those private owners to grow by keeping the regulations simple and achievable.

I think that we are very confident for the future of TPI. When there is no longer negative perception of Chinese companies there are more interest from the investment banks, investors looking at medium size or small sized Chinese business again, it would be time for a real change.

Shareholder.  I remember that one of the things you were talking about, because of the problems still in the China, the regulation to make things difficult, the pricing. And what you said is that you felt it’s going to affect more competition, because they are a lot weaker and in the overall run, you are going to come out stronger because of that situation.

James Jiayuan Tong - CFO and Business Development Officer.  I think I was referring to generic companies. Our generic division did have significant decrease in their sales, if you really break it down. But the gross margin was low for generics. Our major products were doing fine. High margin products with the government reimbursement were selling well which makes up a larger portion of our revenue now. And if a company’s business does only generics, they will not be doing well in this market. That’s what I meant.

Shareholder.  Okay, got you. Is there any acquisition plan of the Company?

James Jiayuan Tong - CFO and Business Development Officer.  There are 3000-4000 pharmaceutical companies in China. As many these companies are offering now and they always have huge plants, but they didn’t have the right plan to do it. But when they want to sell, they want to sell everything to you. But as a buyer you usually want to take the part you want. So far we haven’t done any acquisitions and at this moment we do not have any targets.

Shareholder.  They don’t have a similar situation to bankruptcy, ready to pay and use?

James Jiayuan Tong - CFO and Business Development Officer.  If they were really under stressed situation, they could be already being privately sold. There could be government involved, because, with the bankruptcy you have huge labor issue. It will also back on the local – they’ve got to close the plant, with 1000 people out of job. So the local government will try to solve that.

Shareholder.  I looked at your balance sheet which looks strong right now and I assume you’ve already used a fair amount to do both plants’ relocation. So how much more do you have to spend while we have large amount that’s sitting there?

James Jiayuan Tong - CFO and Business Development Officer.  Yeah, well, I can only tell you what our earnings release for the last quarter will be published about a week. So then you will see.

Shareholder.  We don’t want to get too much into that balance sheet.

James Jiayuan Tong - CFO and Business Development Officer.  Yeah.

Shareholder.I’ve got another question. Have any companies in other countries expressed interests to buy the Company?

James Jiayuan Tong - CFO and Business Development Officer.  For collaboration, yes, but not for purchase.

Shareholder.  Would you guys be interested in collaborating with another company on other business you are having?

James Jiayuan Tong - CFO and Business Development Officer.  Yes, we are. US companies, because we are US listed and we want to take advantage of the status. And there are companies who like to bring their product for into our sales channel. This will be very much welcomed.

Shareholder.  It’s sort of leads into my question also which I concern that, I was talking to you last year about one particular company which had a lot of pre-clinical and clinical drug that totally might have smoking with deals.

You are looking to collaborate with the company and are you – in terms of licensing from American companies and if you do license it, because I see once I have the capability of research going on, are you willing to take things in on a pre-clinical basis or a phase one particularly at the beginning or are you looking at ones which are in phase III or already have there and you get a license for – whatever you like about it?

James Jiayuan Tong - CFO and Business Development Officer.  For companies operation, I think that pre-clinical to TPI to be risky.

Shareholder.  Have you approached any companies that got products that you license it out in the China – or is it the biggest company at the China that will likely to get that?

James Jiayuan Tong - CFO and Business Development Officer.  To license, we have been approached by a US company, asking us if we could partner with them on sales. So far hasn’t happened, somehow the terms were not that favorable to TPI. So, the answer to that is, yes.

Shareholder.  So this is an ongoing process?

James Jiayuan Tong - CFO and Business Development Officer.  Yeah, so we are open to all the different opportunities.

Shareholder.  Are there hospitals that you can get in, if I understand that, Chinese hospitals there, level one to three. I believe level three is the highest level. Are you in all the hospitals?

James Jiayuan Tong - CFO and Business Development Officer.  We are not in all of these hospitals. We have grown from 800 hospitals to 1000 hospitals this year. We are definitely making progress, but it is not simple. There is huge competition, huge relationship, you need to build relations in order to get into a new hospital and usually you will get a distributor, the reason why the distributor gets the cut of the sale because they have the relations with the hospitals. Then we will replace that with ours. So it usually takes a little while.

Shareholder.  They are spread equally among different levels or more towards this triple A levels?

James Jiayuan Tong - CFO and Business Development Officer.  Before the healthcare reform, we are like grassroots, so there are more like first and second tier hospitals, which were at the lower rank, because they are usually located in the agricultural area. And after the healthcare reform, we are redirecting AAA hospitals. So, there are more AAA hospitals in our scope.

Shareholder.  How about the company’s stock buyback?

James Jiayuan Tong - CFO and Business Development Officer.  The company’s senior management have always, I’ve been buying stocks, on a personal level and our Chairman has bought back from his holding company as well.

And the company always has the obstacle of the converting RMB into dollars due to the regulations. The difficulty is on the RMB side.

Shareholder.  China is opposing?

James Jiayuan Tong - CFO and Business Development Officer.  Yes.

Shareholder.  That’s a whole seminar.

Louis Taubman - Corporate Counsel.  Then the last question, okay, thank you. I think we will now close the meeting unless Dr. Tong has anything else to say.

James Jiayuan Tong - CFO and Business Development Officer.  Thanks for everyone attending the meeting including the people online. We really appreciate the questions. Look forward to working with you for another year and then please contact me anytime, phone or email, I’ll be happy to answer your questions and then welcome to Chengdu if you ever had a chance to visit China.

Participants.  Thank you.